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                                                                 Exhibit (i)(10)

[DECHERT LLP LETTERHEAD]

June 4, 2008

ING Equity Trust
7337 E Doubletree Ranch Road
Scottsdale, AZ 85258

Re: Securities Act Registration No. 333-56881
    Investment Company Act File No. 811-08817

Ladies and Gentlemen:

We have acted as counsel to ING Equity Trust (the "Trust"), a Massachusetts business trust, and its series, the ING MidCap Opportunities Fund and the ING Value Choice Fund (the "Funds"), in connection with the Post-Effective Amendment No. 92 to the Registration Statement of the Trust (the "Registration Statement") and have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of the Class O shares on behalf of the Funds.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Class O shares of beneficial interest of the Funds, registered under the Securities Act of 1933, as amended ("1933 Act") in the Registration Statement, when issued in accordance with the terms described in the Registration Statement as filed on or about June 4, 2008, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Sincerely,


/s/ Dechert LLP